BROAD AND CASSEL
                                ATTORNEYS AT LAW
                          201 SOUTH BISCAYNE BOULEVARD
                            MIAMI CENTER, SUITE 3000
                              MIAMI, FLORIDA 33131
                                 (305) 373-9400

                               December 2, 1996

Spec's Music, Inc.
1666 Northwest 82 Avenue
Miami, Florida  33126

RE:      SPEC'S MUSIC, INC. (THE "COMPANY")
         REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         You have requested our opinion with respect to the shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), included in the Company's registration statement on Form S-8 (the "Registration Statement"). The Registration Statement has been filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, we are of the opinion that the Shares included in the Registration Statement, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

         In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.


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Spec's Music, Inc.
December 2, 1996
Page 2

         This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                             Very truly yours,

                                             /s/ Broad and Cassel

                                             BROAD AND CASSEL

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